Exhibit 10.6

NON-RECOURSE PRINCIPAL STOCKHOLDER STOCK PLEDGE AGREEMENT

THIS NON-RECOURSE PRINCIPAL STOCKHOLDER STOCK PLEDGE AGREEMENT is entered into as of February ___, 2011, by and between [●], as pledgor (the “Pledgor”), and Broadband Capital Management LLC, in its capacity as collateral agent (the “Pledgee”) on behalf and for the benefit of the purchasers (the “Purchasers”) signatory to that certain Securities Purchase Agreement (the "Purchase Agreement") with International Surf Resorts, Inc. (the “Company”) dated the date hereof.

WHEREAS, pursuant to the Purchase Agreement, the Company agreed to sell and issue to the Purchasers, and the Purchasers agreed to purchase, secured convertible promissory notes (the “Notes”) and certain other securities;

                      WHEREAS, the Pledgor is a stockholder of the Company and will derive substantial direct and indirect economic benefit from the Company receiving the proceeds of the sale of the Notes and certain other securities;

                      WHEREAS, it is a condition precedent to the issuance of the Notes and such other securities that the Pledgor and the Pledgee enter into this Agreement, pursuant to which, among other things, the Pledgor will pledge and grant to the Pledgee a first priority security interest in the Stock (as hereinafter defined) as security for the payment and performance in full of all of the Obligations (as hereinafter defined) by the Company; and

WHEREAS, under the terms of the Purchase Agreement, the Purchasers have appointed the Pledgee as collateral agent on their behalf.

           NOW THEREFORE, in order to induce the Purchasers to enter into the Purchase Agreement, and to provide the Pledgee, on behalf of and for the benefit of the Purchasers, with additional security for the obligations of the Company under the Purchase Agreement and the Notes to be issued pursuant thereto, and in consideration thereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Pledgor hereby agrees with the Pledgee as follows:

1. Pledge of Stock.  The Pledgor hereby pledges, assigns, grants a first priority security interest in, and delivers to the Pledgee the Stock (as hereinafter defined), to be held by the Pledgee subject to the terms and conditions hereinafter set forth, the certificates for which, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed by the Pledgor, have been delivered to the Pledgee.  This Agreement secures, and the Stock is security for, the payment and performance in full of all of the Obligations (as hereinafter defined). The Pledgor's Pledge and guarantee hereunder shall terminate upon the closing of the Target Transaction, as defined in the Purchase Agreement.

2. Definitions.

a. The term “Stock” as used herein includes the shares of capital stock described in Exhibit A attached hereto.  The term “Stock” shall further include all cash or non-cash income from the shares of stock pledged hereunder, all increases therein and proceeds thereof, other than income, increases or proceeds received by the Pledgor pursuant to Section 6 hereof, and any dividend paid in respect to the Stock in the form of additional shares of stock, options to purchase stock, warrants or convertible securities (a “Non-cash Dividend”).  The term “Stock” shall further include additional shares of the Company which may from time to time be issued or sold to the Pledgor.

b. The term “Obligations” as used herein means all obligations of the Company to the Purchasers, whether now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, whether arising by contract, operation of law or otherwise, whether monetary or non-monetary, including, without limitation, all obligations of the Company under the Purchase Agreement, the Notes issued by the Company to the Purchasers under or in connection with the Purchase Agreement or otherwise, and all substitutions, renewals extensions and replacements thereof, and all obligations of the Pledgor now or hereafter existing under this Agreement.

c.  The term “Event of Default” as used herein shall mean any Event of Default as defined in the Purchase Agreement.

3. Non-Recourse Guaranty.  The Pledgor hereby guarantees, on a non-recourse basis (except as expressly set forth in this Section 3), the prompt payment and performance of all of the Obligations, it being understood that Pledgee’s sole and exclusive recourse against Pledgor shall be limited to the Stock.  Pledgor hereby waives any right of subrogation, reimbursement, contribution or similar right against Borrower or any other guarantor in respect of the Obligations.

4. Liquidation, Recapitalization, Etc.                                                                           Any sums paid upon or with respect to any of the Stock upon the liquidation or dissolution of the Company shall be paid over to the Pledgee to be held by it as security for the Obligations; and in case any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Pledgee to be held by it as security for the Obligations.  All sums of money and property paid or distributed in respect of the Stock upon such a liquidation, dissolution, recapitalization or reclassification which are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee as security for the Obligations.

5. Warranty of Title.  The Pledgor warrants:  (a) that he has title to the Stock; (b) the Stock is subject to no pledge, lien, security interest, charge, option, restrictions or other encumbrances except the security interest created by this Agreement; (c) the Pledgor has power, authority and legal right to Pledge all of such Stock pursuant to this Agreement; and (d) execution and delivery of this Agreement and the pledging of the Stock hereunder do not contravene any law or any rule or regulation thereunder or any judgment, decree or order of any tribunal, or any agreement or instrument to which the Pledgor or any of his property is bound or constitute a default hereunder.

6. Dividends, Voting, etc., Prior to Maturity.  So long as no Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock, provided that no vote shall be cast, or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provisions of this Agreement, and provided further, that upon an Event of Default, the Pledgee may cause the Stock to be transferred into its own name as collateral security.  All such rights of the Pledgor to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing.  All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Stock shall, at Pledgee’s option, as evidenced by Pledgee notifying Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.  In the event that a Non-cash Dividend shall be paid in respect of the Stock, Pledgor shall promptly deliver to Pledgee the certificates issued in connection with such Non-cash Dividend, if any, together with stock powers or other appropriate instruments of assignment thereof duly executed by the Pledgor.

7. Remedies.                      If an Event of Default shall have occurred and be continuing, the Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Nevada, all such rights and remedies being cumulative, not exclusive, and enforceable alternative, successively or concurrently, at such time or times as the Pledgee deems expedient;

a. if the Pledgee so elects and gives notice of such election to the Pledgor, the Pledgee may vote any or all shares of the Stock and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

b. the Pledgee may demand, sue for, collect or make any compromise or settlement the Pledgee deems suitable in respect of the Stock;

c. the Pledgee may sell, resell, assign and deliver, or otherwise dispose of any or all of the Stock, for cash and/or credit and upon such terms at such place or places and at such time or times and to such persons, firms, companies or corporations as the Pledgee thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except such as may be required by law; and

d. the Pledgee may cause all or any part of the Stock held by it to be transferred into the name or names of the Purchasers.

           The Pledgee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, sale of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law).  Pledgee acknowledges that ten (10) days’ notice of any public sale or of that date on or after which a private sale may be effected is reasonable notice.  The Pledgee may buy any part or all of the Stock at any public sale and if any part or all of the Stock is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed price quotations, the Pledgee may buy at private sale or may make payments thereof by any means.  The Pledgee may apply the cash proceeds finally received from any sale or other disposition of the Stock to the reasonable expenses by retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, and all legal expenses, travel and other expenses which may be incurred by the Pledgee in attempting to collect the Obligations or to enforce this Agreement or in the prosecution of any action or proceeding related to the subject matter of this Agreement; and then the Obligations, and any surplus shall be paid to the Pledgor.

           The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the block by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers or to a public sale which is restricted to residents of the State of New York.  The Pledgor agrees that any such private sales or such restricted public sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales or such restricted public sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner.  The Pledgee shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

           In all events, Pledgee shall give Pledgor not less than ten (10) days’ written notice of any proposed disposition of the Stock.

8. Marshalling.  The Pledgee shall not be required to marshal any present of future security for (including but not limited to this Agreement and the Stock pledged hereunder), or guarantees of, the Obligations, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such security and guarantees shall be cumulative and in addition to all other rights, whoever, existing or arising.  To the extent that he lawfully may, the Pledgor hereby agrees that he will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Pledgee’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

9. Pledgor’s Obligations Not Affected.  The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of the Pledgor; (b) any exercise or nonexercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of the Obligations or any of any security therefor (including this Agreement); (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations; or (d) the taking of additional security for, or any guaranty of, any of the Obligations or the release or discharge of or termination of any security or guaranty for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

10. Transfer, Etc. by Pledgor.  Without the prior written consent of the Pledgee, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Stock or any interest therein, except for the pledge thereof provided for in this Agreement other than Permitted Assigns.  As used herein, Permitted Assigns shall mean any assignee who agrees to be bound by the executes this Pledge Agreement.

11. Further Assurances.  Pledgor will, from time to time, execute and deliver to Pledgee all such other and further instruments and documents and take or cause to be taken all such other and further actions as Pledgee may reasonably request in order to effect and confirm more securely in Pledgee all rights contemplated in this Agreement.

12. Pledgee’s Exoneration.  Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to the Stock or any matter or proceedings arising out of or relating thereto, other than to exercise reasonable care in the physical custody of the Stock.  The Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor’s rights in the Stock or against other parties thereto, other than to exercise reasonable care in the physical custody of the Stock.

13. No Waiver, Etc.  No act, failure or delay by the Pledgee shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Pledgee of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.  The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidence any of the Obligations, and any and all other notices and demands whatsoever (except as expressly provided herein).

14. Notice, Etc.  All communications herein provided shall be in writing and shall be sufficient if sent by United States mail, registered or certified, postage prepaid, delivered by messenger, overnight delivery service or telecopier, addressed as follows:

           If to the Pledgor:        Principal Stockholder signatory hereto
                                                c/o International Surf Resorts, Inc.
1097 Country Coach Drive, Suite 705
Henderson, Nevada 89002
Tel: (888) 689-0930
Fax:  (949) 706-1475

           If to the Pledgee:        Broadband Capital Management LLC
712 Fifth Avenue, 22nd floor
New York N.Y. 10019
Attention of Philip Wagenheim
Tel: (212) 277-5300
Fax: (212) 702-9830

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

           Any notice given pursuant to this Section shall be deemed to have been given and received when actually delivered, upon receipt of electronic confirmation if by telecopier, one business day after dispatch by recognized overnight deliver service, or three business days after mailing by certified or registered mail with proper postage affixed and return receipt requested.

15. Termination.  This Agreement shall terminate at such time as all of the Obligations shall have been paid in full, and upon such termination, the Pledgor shall be entitled to the return of such Stock in the possession or control of the Pledgee as has not theretofore been disposed of pursuant to the provisions hereof and as to which the Pledgee has not received notice of a junior pledge, together with any moneys and other property of the Pledgor at the time held by the Pledgee hereunder.

16. Miscellaneous Provisions.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged.  This Agreement and all obligations of the Pledgor shall be binding upon the heirs, executors, successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its successors and assigns.  This Agreement and the obligations of the Pledgor hereunder shall be governed by and construed in accordance with the laws of the State of New York.  The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

           Pledgor acknowledges receipt of a copy of this Agreement.  To the extent permitted by applicable law, the Pledgor hereby waives trial by jury in any proceeding brought for the interpretation or enforcement of this Agreement or for a determination of the rights of the parties hereunder.

           IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this agreement to be duly executed as of the date first above written.

                                                      “PLEDGOR”

                                                      Print name: _________________________________

                                                      “PLEDGEE”

                                                      BROADBAND CAPITAL MANAGEMENT LLC

                                                      By:
                                                      Name:
                                                      Title: